Exhibit No. (3)e

CERTIFICATE OF INCORPORATION

OF

KIMBERLY-CLARK PHC INTERNATIONAL, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Kimberly-Clark PHC International, Inc.

SECOND: The registered office of the Corporation is 1209 Orange Street, City of Wilmington, County of New Castle, in the State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000), all of which are classified as Common Stock, without par value.

FIFTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Peter A. van Houwelingen	401 North Lake Street Neenah, Wisconsin 54956

SIXTH: Except as required in the by-laws, no election of directors need be by written ballot.

SEVENTH: The Board of Directors shall have the power to adopt, amend, or repeal by-laws of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of July, 1992.

/s/ Peter A. van Houwelingen
Peter A. van Houwelingen
Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

KIMBERLY-CLARK HEALTH CARE INC.

Kimberly-Clark Health Care Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Kimberly-Clark Health Care Inc.

2.	Section 1 of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) is hereby amended and restated in its entirety to read as follows:

“The name of this corporation is Halyard Healthcare, Inc. (the “Corporation”).

3.	The foregoing amendment of the Certificate of Incorporation has been duly adopted by the Company’s Board of Directors and sole stockholder in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4.	This amendment to the Certificate of Incorporation shall be effective as of October 31, 2014.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Jeffrey P. Melucci, its Assistant Secretary, on 9/4, 2014.

KIMBERLY-CLARK HEALTH CARE INC.

By:	/s/ Jeffrey P. Melucci
Jeffrey P. Melucci
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Kimberly-Clark PHC International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is advisable that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is Kimberly-Clark Health Care Inc.”

SECOND: That the sole stockholder of the Corporation voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 29th day of March, 2005.

/s/ Joanne B. Bauer
Joanne B. Bauer
Vice President

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON MARCH 29, 2005

Kimberly-Clark Health Care Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is Kimberly-Clark Health Care Inc.

2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on March 29, 2005 for the purpose of changing the name of the corporation from Kimberly-Clark PHC International, Inc. to Kimberly-Clark Health Care Inc. and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: An Article FIFTH, establishing the effective date of the Certificate of Amendment was inadvertently omitted.

4. Article FIFTH of the Certificate is added and reads as follows:

“FIFTH: The effective date of this Certificate of Amendment shall be April 1, 2005.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 6th day of April, 2005.

/s/ Erick R. Opsahl
By: Erick R. Opsahl
Secretary